Exhibit 99.1

FOR

NEWS BULLETIN		RE:

FROM:
15301 Ventura Blvd., Bldg B, Suite 300
Sherman Oaks, CA 91403
(818) 662-9800
NYSE: SZ

AT THE COMPANY:		AT FINANCIAL RELATIONS BOARD:
Keith Wall	Liz Baskerville	Laurie Berman	Tricia Ross
Vice President and CFO	Director, Planning	General Information	Investor/Analyst Contact
(818) 662-9800	(818) 662-9800	(310) 854-8315	(617) 520-7064

FOR IMMEDIATE RELEASE

June 10, 2005

WORLDWIDE RESTAURANT CONCEPTS, INC. ANNOUNCES CERTAIN ACCOUNTING

ADJUSTMENTS, INCLUDING THE WRITE-DOWN OF PAT & OSCAR’S GOODWILL, IN

CONNECTION WITH THE DEFINITIVE MERGER AGREEMENT AND FINALIZED

RESTATEMENT DUE TO CHANGE IN ACCOUNTING TREATMENT FOR LEASES

PACIFIC EQUITY PARTNERS REAFFIRMS MERGER TRANSACTION

HIGHLIGHTS:

•	Pacific Equity Partners reaffirms its intention to complete the previously announced merger transaction in a timely manner.

•	In conjunction with the merger agreement, Pat & Oscar’s goodwill written down by approximately $21.9 million, and certain under-performing locations’ fixed assets written down by approximately $2.8 million.

•	U. S. Federal income tax valuation allowance increased by approximately $2.0 million.

•	Lease accounting review complete. As a result, net income decrease year-to-date through the third quarter of fiscal 2005 is $16,000, or $0.00 per diluted share in line with the Company’s initially reported estimate of less than $0.03 per dilute share.

•	Revised net income for the third quarter of fiscal 2005 decreased to a loss of $22.6 million or $0.82 per diluted share after write downs, tax adjustment and lease restatement.

•	Cumulative effect of the lease accounting adjustments through the third quarter of fiscal 2005 increase accumulated deficit by approximately $3.5 million.

•	The Company has amended the appropriate filings with the Securities and Exchange Commission to include the restated financial statements.

FRB serves as financial relations counsel to this company, is acting on the company’s behalf in issuing this bulletin and receiving compensation therefore.
The information contained herein is furnished for information purposes only and is not to be construed as an offer to buy or sell securities.

Worldwide Restaurant Concepts, Inc.

SHERMAN OAKS, Calif. — June 10, 2005 — Worldwide Restaurant Concepts, Inc. (NYSE: SZ) today announced its decision to write-down the value of Pat & Oscar’s goodwill related to certain under-performing Pat & Oscar’s assets. The write-down will not impact the pending transaction between Pacific Equity Partners and Worldwide Restaurant Concepts. In addition, the Company announced the completion of its restatement of its previously filed consolidated financial statements for the first two quarters of fiscal year 2005 to correct the financial reporting resulting from its prior lease-related accounting practices. Similar corrections have been made to the Company’s third quarter fiscal 2005 consolidated financial statements included in the Company’s previously issued press release dated March 24, 2005.

Pat & Oscar’s Write-Down

In conjunction with the Pacific Equity Partner’s merger agreement, and review of the agreed upon purchase price which included the Pat & Oscar’s division, the Company determined that certain triggering events occurred under SFAS 142. Accordingly, Pat & Oscar’s goodwill has been written down to $0 resulting in a charge of approximately $21.9 million. Additionally, in connection with the goodwill write down, the pending merger transaction, and continued under-performance of certain Pat & Oscar’s locations opened during fiscal 2003, the Company wrote down the assets for those locations by approximately $2.8 million under SFAS 144. The write-downs are non-cash adjustments and will not impact the pending transaction between Worldwide Restaurant Concepts and Pacific Equity Partners, which was announced in a press release dated April 28, 2005.

“We are aware of and fully support adjusting the value of Pat & Oscar’s goodwill and fixed assets. This adjustment will have no impact on the price, financing or completion of the proposed merger,” stated Rob Koczkar, Managing Director of Pacific Equity Partners. Chuck Boppell, CEO of Worldwide Restaurant Concepts echoed Mr. Koczkar’s comments, adding, “The merger is beneficial to our shareholders and we fully expect it to proceed on schedule once all necessary conditions and consents have been satisfied.”

Tax Provision and Valuation Allowance Adjustment

Due to the slower than anticipated recovery from a fiscal 2004 E.coli event at Pat & Oscar’s, as well as the on-going review associated with the pending merger transaction, the Company determined it was necessary to increase the valuation allowance established against its deferred income tax assets, resulting in an increase in the income tax provision of approximately $2.0 million. The valuation allowance has been calculated pursuant to SFAS 109, which requires an assessment of both positive and negative evidence when measuring the need for a valuation allowance. Such evidence includes the Company’s past and projected future performance, the market environment in which the Company operates and the expected timing and nature of the reversals of its recorded deferred income tax assets.

Lease Accounting

On March 23, 2005, following the Company’s review of its lease-related accounting practices and management’s discussions with its Audit Committee, the Company determined that it was appropriate to restate its consolidated financial statements as of April 30, 2004 and 2003 and for each of the three years in the period ended April 30, 2004.

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Worldwide Restaurant Concepts, Inc.

The cumulative effect of the lease accounting adjustments through the third quarter of fiscal 2005 will be to increase accumulated deficit by approximately $3.5 million, reflecting increased net property and equipment, deferred income taxes, obligations under capital leases and deferred rent liability and decreased additional paid-in-capital. The impact on the third quarter of fiscal 2005 is to increase net income by approximately $95,000, or less than $0.01 per diluted share. The impact on year-to-date net income through the third quarter of fiscal 2005 is to decrease net income by $16,000, or $0.00 per diluted share. Future cash flows will not be affected.

These non-cash adjustments will not have any impact on the Company’s previously reported total cash flows, sales, comparable sales or compliance with any financial covenant under its credit facility or other debt instruments.

The Company has amended the appropriate filings with the Securities and Exchange Commission to include the restated financial statements. As a result of the restatement, the financial statements contained in the Company’s prior filings with the SEC reporting its consolidated financial results as of April 30, 2004 and 2003 and for each of the three years in the period ended April 30, 2004, and for the first two quarters of fiscal year 2005, as well as the consolidated financial statements for the third quarter of fiscal 2005 included in the Company’s previously issued press release dated March 24, 2005, should no longer be relied upon.

About Worldwide Restaurant Concepts

Worldwide Restaurant Concepts, Inc. operates, franchises or joint ventures 310 Sizzler® restaurants worldwide, 112 KFC®restaurants located primarily in Queensland, Australia, and 21 Pat & Oscar’s® restaurants. Additional information about the Company can be found at www.wrconcepts.com.

Certain statements contained in this document may contain forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements may include but are not limited to statements regarding: the estimated impact of the change in lease accounting.

Worldwide Restaurant Concepts cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected in the forward looking statements contained herein. Such factors include, but are not limited to: (a) the impact of the Company’s change in lease accounting practices and (b) other risks as detailed from time to time in the Company’s SEC reports, including Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Annual Reports on Form 10-K.

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Worldwide Restaurant Concepts, Inc.

WORLDWIDE RESTAURANT CONCEPTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIXTEEN WEEKS ENDED FEBRUARY 6, 2005 AND FEBRUARY 1, 2004

(Unaudited)

(In thousands, except per share data)

	February 6, 2005	February 1, 2004
		(as restated)
Revenues
Restaurant sales	$107,518	$102,591
Franchise revenues	2,813	2,570

Total revenues	110,331	105,161

Costs and Expenses
Cost of sales	37,146	36,083
Labor and related expenses	28,732	28,420
Other operating expenses	26,128	26,779
Depreciation and amortization	3,843	3,533
General and administrative expenses	9,546	8,678
Gains on sale-leaseback and legal settlement	(3,161)	—
Asset impairment	2,771	—
Goodwill impairment	21,924	—

Total operating costs	126,929	103,493

Operating income (loss)	(16,598)	1,668

Interest expense	830	1,076
Investment income	251	162

Income (loss) before income taxes and minority interest	(17,177)	754
Provision for income taxes	4,583	1,646
Minority interest expense (benefit)	888	(80)

Net loss	$(22,648)	$(812)

Basic loss per share	$(0.82)	$(0.03)

Diluted loss per share	$(0.82)	$(0.05)

Weighted average common shares outstanding:
Basic	27,648	27,395
Diluted	27,648	27,395

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Worldwide Restaurant Concepts, Inc.

WORLDWIDE RESTAURANT CONCEPTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE FORTY WEEKS ENDED FEBRUARY 6, 2005 AND FEBRUARY 1, 2004

(Unaudited)

(In thousands, except per share data)

	February 6, 2005	February 1, 2004
		(as restated)
Revenues
Restaurant sales	$264,511	$252,662
Franchise revenues	7,188	6,661

Total revenues	271,699	259,323

Costs and Expenses
Cost of sales	90,864	87,162
Labor and related expenses	71,350	69,523
Other operating expenses	65,060	64,228
Depreciation and amortization	9,511	8,967
General and administrative expenses	23,529	20,849
Gains on sale-leaseback and legal settlement	(3,161)	—
Asset impairment	3,067	177
Goodwill impairment	21,924	—

Total operating costs	282,144	250,906

Operating income (loss)	(10,445)	8,417

Interest expense	2,269	2,357
Investment income	492	423

Income (loss) before income taxes and minority interest	(12,222)	6,483
Provision for income taxes	7,224	3,688
Minority interest expense (benefit)	1,857	(109)

Net income (loss)	$(21,303)	$2,904

Basic earnings (loss) per share	$(0.77)	$0.11

Diluted earnings (loss) per share	$(0.77)	$0.07

Weighted average common shares outstanding:
Basic	27,580	27,355
Diluted	27,580	28,367

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Worldwide Restaurant Concepts, Inc.

WORLDWIDE RESTAURANT CONCEPTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	February 6, 2005	April 30, 2004
ASSETS
Current Assets:
Cash and cash equivalents	$28,182	$24,755
Restricted cash	6,072	5,131
Receivables, net of an allowance of $465 at February 6, 2005 and $641 at April 30, 2004	2,834	2,042
Inventories	5,928	4,807
Deferred income taxes	3,169	3,169
Prepaid expenses and other current assets	2,547	2,718
Assets related to restaurants held for sale	2,838	5,417

Total current assets	51,570	48,039

Property and equipment, net	67,818	75,471

Long-term notes receivable, net (including $200 related party receivables at February 6, 2005 and $200 at April 30, 2004)	1,698	912

Deferred income taxes	8,662	10,757

Goodwill	1,723	23,647

Intangible assets, net of accumulated amortization of $1,269 at February 6, 2005 and $1,068 at April 30, 2004	2,037	2,090

Other assets	966	1,127

Total assets	$134,474	$162,043

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Worldwide Restaurant Concepts, Inc.

WORLDWIDE RESTAURANT CONCEPTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except par value)

	February 6, 2005	April 30, 2004
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current portion of long-term debt	$6,932	$7,156
Accounts payable	13,594	12,396
Other current liabilities	24,431	23,334
Income taxes payable	3,679	4,056

Total current liabilities	48,636	46,942

Long-term debt, net of current portion	9,286	30,809
Deferred gains, rent and landlord incentives	18,764	11,894
Pension liability	13,566	14,031

Total liabilities	90,252	103,676

Minority interest	26,667	14
Stockholders’ Equity:
Capital stock:
Preferred, authorized 1,000 shares, $5 par value; no shares issued and outstanding	—	—
Common, authorized 50,000 shares, $0.01 par value; issued and outstanding 29,661 and 27,661 shares and 29,438 and 27,438 shares at February 6, 2005 and April 30, 2004, respectively	297	294
Additional paid-in capital	260,485	280,442
Accumulated deficit	(226,009)	(204,706)
Treasury stock, 2,000 shares at February 6, 2005 and at April 30, 2004, at cost	(4,135)	(4,135)
Accumulated other comprehensive loss	(13,083)	(13,542)

Total stockholders’ equity	17,555	58,353

Total liabilities and stockholders’ equity	$134,474	$162,043

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